Exhibit 10.22

OCUHUB LLC

2015 Equity Incentive Plan

1. Purposes of the Plan. The purposes of this 2015 Equity Incentive Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to Employees, Directors and Consultants, and to promote the success of the Company’s business. The Plan permits the grant of Options, Restricted Units and Profits Interests.

2. Definitions. As used herein, the following definitions will apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 hereof.

(b) “Applicable Laws” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

(c) “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Units or Profit Interests.

(d) “Award Agreement” a written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e) “Board” means the Board of Directors of the Company.

(f) “Change of Control Event” shall have the same meaning as set forth in the LLC Agreement. Notwithstanding the foregoing, a transaction shall not be deemed a Change of Control Event for purposes of this Plan unless the transaction qualifies as a change in control event within the meaning of Section 409A of the Code.

(g) “Code” means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

(h) “Committee” means a committee of Directors appointed by the Board.

(i) “Company” means OcuHub LLC, a Delaware limited liability company, or any successor thereto.

(j) “Consultant” means any person engaged by the Company, the Parent, or a Subsidiary to render consulting or advisory services to such entity.

(k) “Conversion” means the conversion of the Company to a corporation.

(l) “Director” means a member of the Board.

(m) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(n) “Employee” means any person, including officers and Directors, employed by the Company, the Parent, or a Subsidiary.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(p) “Exchange Program” means a program under which (i) outstanding Options are surrendered or cancelled in exchange for Options of the same type (which may have lower or higher exercise prices and different terms), Options of a different type, and/or cash, and/or (ii) the exercise price of an outstanding Option is reduced. The terms and conditions of any Exchange Program shall be determined by the Administrator in its sole discretion.

(q) “Fair Market Value” means, as of any date, the value of Units as determined in good faith by the Administrator.

(r) “Interest” has the meaning set forth in the LLC Agreement.

(s) “LLC Agreement” means the Limited Liability Company Agreement of the Company, as in effect from time to time.

(t) “Member” means a Member of the Company, as such term is defined in the LLC Agreement.

(u) “Option” means an option to purchase Units granted pursuant to the Plan.

(v) “Parent” means any entity in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns shares, or ownership interests possessing 50% or more of the total combined voting power of all classes of shares or ownership interests in one of the other entities in such chain.

(w) “Participant” means the holder of an outstanding Award.

(x) “Period of Restriction” means the period during which the transfer of Restricted Units are subject to restrictions and therefore, the Restricted Units are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(y) “Plan” means this 2015 Equity Incentive Plan.

(z) “Profits Interests” means a grant of Interests pursuant to the Plan with a Profits Interest Threshold fixed on the date of issuance in accordance with the LLC Agreement that is intended to qualify as a partnership profits interest for U.S. Federal Income tax purposes.

(aa) “Profits Interest Threshold Amount” has the meaning set forth in the LLC Agreement.

(bb) “Restricted Unit” means a Unit issued pursuant to a Restricted Unit Award Agreement pursuant to the Plan.

(cc) “Restricted Unit Award Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Restricted Unit. The Restricted Unit Award Agreement is subject to the terms and conditions of the Plan.

(dd) “Securities Act” means the Securities Act of 1933, as amended.

(ee) “Service Provider” means an Employee, Director or Consultant.

(ff) “Subsidiary” has the meaning set forth in the LLC Agreement.

(gg) “Unit” means Units in the Company, or in the event of a Conversion, means common stock of the resulting corporation, as adjusted in accordance with Section 12.

3. Units Subject to the Plan.

(a) Units Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Units that may be subject to Awards and sold under the Plan is 4,414 Units. The Units may be authorized but unissued, or reacquired Units.

(b) Lapsed Awards. If an Award expires or becomes unexercisable without having been exercised in full, is surrendered pursuant to an Exchange Program or, with respect to Restricted Units, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased Units which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). Units that have actually been issued under the Plan under any Award, will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Units issued pursuant to Awards of Restricted Units are forfeited to or repurchased by the Company due to the failure to vest, such Units will become available for future grant or sale under the Plan. Units used to pay the exercise price of an Option or to satisfy the tax withholding obligations related to an Option will become available for future grant or sale under the Plan.

(c) Unit Reserve. The Company, during the term of this Plan, will at all times reserve and keep available such number of Units as will be sufficient to satisfy the requirements of the Plan.

4. Administration of the Plan.

(a) Procedure. The Plan will be administered by the Board or a Committee, which Committee will be constituted to satisfy Applicable Laws and the LLC Agreement.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

(i) to determine the Fair Market Value;

(ii) to select the Service Providers to whom Awards may be granted hereunder;

(iii) to determine the number of Units to be covered by each Award granted hereunder;

(iv) to approve forms of Award Agreements and other agreements for use under the Plan;

(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration, and any restriction or limitation regarding any Award or the Units relating thereto, based in each case on such factors as the Administrator will determine;

(vi) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii) to institute and determine the terms and conditions of an Exchange Program;

(viii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(ix) to modify or amend each Award (subject to Section 18(c) of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and the maximum term Options (subject to Section 6(c));

(x) to allow Participants to satisfy withholding tax obligations in a manner prescribed in Section 13;

(xi) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator; and

(xii) to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants.

5. Eligibility. Awards may be granted to Service Providers.

6. Options.

(a) Grant of Options. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Options in such amounts as the Administrator, in its sole discretion, will determine.

(b) Award Agreement. Each Award of an Option will be evidenced by an Award Agreement that will specify the exercise price, the term of the Option, the number of Units subject to the Option, the exercise restrictions, if any, applicable to the Option, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(c) Term of Option. The term of each Option will be stated in the Award Agreement; provided, however, that the term will be no more than ten (10) years from the date of grant thereof.

(d) Exercise Price and Consideration.

(i) Exercise Price. The per Unit exercise price for the Units to be issued pursuant to the exercise of an Option will be determined by the Administrator, but will be no less than one hundred percent (100%) of the Fair Market Value per Unit on the date of grant. Notwithstanding the foregoing provisions of this Section 6(d)(i), Options may be granted with a per Unit exercise price of less than one hundred percent (100%) of the Fair Market Value per Unit on the date of grant pursuant to a transaction described in, and in a manner consistent with, Code Section 424(a).

(ii) Form of Consideration. The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Units, provided that such Units have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Units as to which such Option will be exercised and provided further that accepting such Units will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) such other consideration and method of payment for the issuance of Units to the extent permitted by Applicable Laws; or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Administrator will consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(e) Exercise of Options.

(i) Procedure for Exercise; Rights as a Member. Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Unit. An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Units with respect to which the Option is exercised (together with applicable tax withholding). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Units issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Units are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive distributions or allocations of profits or losses or other rights as a Member shall exist with respect to the Units subject to the Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Units promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Units are issued, except as provided in Section 13 of the Plan. Exercising an Option in any manner will decrease the number of Units thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Units as to which the Option is exercised.

(ii) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within thirty (30) days of termination, or such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is (1) exercisable on such date pursuant to any exercise restrictions set forth in the Award Agreement and (2) vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Units covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Units covered by such Option will revert to the Plan.

(iii) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within six (6) months of termination, or within such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent the Option is (1) exercisable on such date pursuant to any exercise restrictions set forth in the Award Agreement and (2) vested on the date of termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Units covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Units covered by such Option will revert to the Plan.

(iv) Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised within six (6) months following the Participant’s death, or within such longer period of time as is specified in the Award Agreement (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement) to the extent that the Option is (1) exercisable on such date pursuant to any exercise restrictions set forth in the Award Agreement and (2) vested on the date of death, by the Participant’s designated beneficiary, provided that such beneficiary has been designated prior to the Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Units covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Units covered by such Option will revert to the Plan.

7. Profits Interests.

(a) Award Agreement. Subject to the terms and conditions of the Plan and the LLC Agreement, the Administrator may grant Profits Interests at any time and from time to time, as determined by the Administrator, in its sole discretion. Each Profits Interest grant will be evidenced by an Award Agreement that will specify the number of Units that are being granted as Profits Interests, the Profits Interest Threshold Amount, Period of Restriction and the vesting schedule, if any, applicable to the Profits Interest grant, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(b) Forfeiture. If a Participant’s status as a Service Provider is terminated for any reason by the Participant or the Company before the Profits Interests have vested, unless otherwise determined by the Administrator or unless otherwise provided in the Award Agreement, the Participant will forfeit all non-vested Profits Interests to the Company for no consideration without further action by the Company.

(c) Rights as a Member. Each Participant granted a Profits Interest Award shall agree to be bound by and comply with the terms of the LLC Agreement.

(d) Payment. Unless otherwise determined by the Administrator, no amount shall be paid to the Company for the grant of Profits Interests.

8. Restricted Units.

(a) Grant of Restricted Units. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Restricted Units to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b) Restricted Unit Award Agreement. Each Award of Restricted Units will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Restricted Units granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, if the Units are certificated, the Company as escrow agent will hold Restricted Units until the restrictions on such Restricted Units have lapsed.

(c) Transferability. Except as provided in this Section 8 or as the Administrator determines, Restricted Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d) Other Restrictions. The Administrator, in its sole discretion, may impose such other restrictions on Restricted Units as it may deem advisable or appropriate.

(e) Removal of Restrictions. Except as otherwise provided in this Section 8, Restricted Units granted under the Plan will be released from escrow (if such Units are certificated) as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f) Return of Restricted Units to Company. On the date set forth in the Award Agreement, the Restricted Units for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

9. Compliance With Code Section 409A. Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Code Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Code Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Code Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Code Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Code Section 409A.

10. Leaves of Absence/Transfer Between Locations. Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be a Service Provider in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company. No such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

11. Limited Transferability of Awards. Unless determined otherwise by the Administrator, Awards may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator in its sole discretion makes an Award transferable, such Award may only be transferred (i) by will, (ii) by the laws of descent and distribution, or (iii) as permitted by Rule 701 of the Securities Act.

12. Conversion. Subject to the provisions of the merger, reorganization or other agreement setting forth the terms of a direct exchange, merger or other reorganization transaction, upon a Conversion, all Awards granted under the Plan shall be exchanged for or converted into, in such transaction, options to acquire shares of the resulting corporation’s common stock or the resulting corporation’s restricted common stock, in either case, with terms substantially equivalent to the terms of the Awards they are intended to replace.

13. Adjustments; Dissolution or Liquidation; Merger or Change of Control Event.

(a) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Company, or other change in the corporate structure of the Company affecting the Units occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Units that may be delivered under the Plan and/or the number, class, and price of Units covered by each outstanding Award; provided, however, that the Administrator will make such adjustments to an Award required by Section 25102(o) of the California Corporations Code to the extent the Company is relying upon the exemption afforded thereby with respect to the Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Change of Control Event. In the event of a merger or Change of Control Event, each outstanding Award shall be treated as the Administrator determines, without a Participant’s consent, including, without limitation, that (i) Awards will be assumed, or substantially equivalent Awards will be substituted, by the acquiring or succeeding entity (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a Participant, a participant’s Awards will terminate upon or immediately prior to the consummation of such merger or Change of Control Event; (iii) outstanding Awards will vest and become exercisable, realizable, or payable, or restrictions applicable to an Award will lapse, in whole or in part prior to or upon consummation of such merger or Change of Control Event, and, to the extent the Administrator determines, terminate upon or immediately prior to the effectiveness of such transaction; (iv) (A) the termination of an Award in exchange for an amount of cash and/or property, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment), or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion; or (v) any combination of the foregoing. In taking any of the actions permitted under this subsection 13(c), the Administrator will not be obligated to treat all Awards or all Awards held by a Participant similarly.

For the purposes of this paragraph, an Award will be considered assumed if, following the merger or Change of Control Event, the Award confers the right to purchase, for each Unit subject to the Award immediately prior to the merger or Change of Control Event, the consideration (whether stock, cash, or other securities or property) received in the transaction by holders of Units for each Unit held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Units); provided, however, that if such consideration received in the merger or Change of Control Event was not solely common stock of the successor corporation or its parent corporation, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option for each Unit subject to the Option to be solely common stock of the successor corporation or its parent corporation equal in fair market value to the per Unit consideration received by holders of Units in the merger or Change of Control Event.

14. Tax Withholding.

(a) Withholding Requirements. Prior to the delivery of any Units or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b) Withholding Arrangements. The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable Units having a Fair Market Value equal to the minimum statutory amount required to be withheld, (iii) delivering to the Company already-owned Units having a Fair Market Value equal to the statutory amount required to be withheld, provided that the delivery of such Units will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, or (iv) selling a sufficient number of Units otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Units to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

15. No Effect on Employment or Service. Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant’s right or the Company’s right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

16. Date of Grant. The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

17. Term of Plan. Subject to Section 21 of the Plan, the Plan will become effective upon its adoption by the Board. Unless sooner terminated under Section 18, it will continue in effect for a term of ten (10) years from the later of (a) the effective date of the Plan, or (b) the earlier of the most recent Board or Member approval of an increase in the number of Units reserved for issuance under the Plan.

18. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Member Approval. The Company will obtain Member approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

19. Conditions Upon Issuance of Units.

(a) Legal Compliance. Units will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Units will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Units are being purchased only for investment and without any present intention to sell or distribute such Units if, in the opinion of counsel for the Company, such a representation is required.

20. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Units hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Units as to which such requisite authority will not have been obtained.

21. Member Approval. The Plan will be subject to approval by the Members of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such Member approval will be obtained in the manner and to the degree required under Applicable Laws.